Exhibit 17(b)
CONSENT OF FBR CAPITAL MARKETS & CO.
Board of Directors
Patriot Capital Funding, Inc.
274 Riverside Avenue
Westport, CT 06880
Re:   Proxy Statement of Patriot Capital Funding, Inc. included in the proxy statement/prospectus, which forms part of Amendment No.  1 to the Registration Statement on Form N-14 of Prospect Capital Corporation (File No. 333-161764)
Members of the Board:
We hereby consent to the inclusion of our opinion letter, dated August 3, 2009, to the Board of Directors of Patriot Capital Funding, Inc. (the “Company”), included as Annex B to the Proxy Statement of the Company included in the proxy statement/prospectus, which forms part of Amendment No.  1 to the Registration Statement on Form N-14 of Prospect Capital Corporation (File No. 333-161764) (the “Registration Statement”) filed with the Securities and Exchange Commission on the date hereof and the references to our firm and our opinion in such Registration Statement under the headings “SUMMARY—Reasons for the Proposed Merger,” “SUMMARY—Opinion of Patriot’s Financial Advisor,” “THE MERGER PROPOSAL—Background of the Merger,” “THE MERGER PROPOSAL—Consideration of Specific Proposals,”“THE MERGER PROPOSAL—Reasons for the Merger” and “THE MERGER PROPOSAL—Opinion of Patriot’s Financial Advisor.” The foregoing consent applies only to the Proxy Statement of the Company included in the proxy statement/prospectus, which forms part of Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: October 20, 2009

FBR CAPITAL MARKETS & CO.